Exhibit 99.1

Black Ridge Oil & Gas Announces Second Quarter 2014

Financial and Operational Results

Record Production of 715 BOEPD, Record Quarterly Oil and Gas Sales of $5.6 Million, and

Record Adjusted EBITDA of $3.6 Million

Record Setting Results Lead to Strongest Operational Quarter in Black Ridge Oil & Gas History

MINNETONKA, MN – August 12, 2014 – Black Ridge Oil & Gas, Inc. (“the Company”) (OTCQB: ANFC), a growth-oriented exploration and production (E&P) company focused on non-operated Bakken and Three Forks properties, today announced financial and operating results for the quarter ended June 30, 2014.

Second Quarter 2014 Highlights

•	Record quarterly production averaged 715 barrels of oil equivalent per day (“Boe/d”), representing 153% growth compared to the second quarter of 2013, and 36% growth compared to the first quarter of 2014;
•	Adjusted EBITDA increased to a record $3.6 million, representing a 194% increase compared to $1.2 million for the second quarter of 2013, and a 52% increase compared to the first quarter of 2014;
•	Record oil and gas sales, excluding the effect of derivatives, totaled $5.6 million, representing 158% growth compared to the second quarter of 2013;
•	Reduced G&A expenses to $9.75/Boe compared to $22.80/Boe in the second quarter of 2013, representing a 57% decrease;
•	Participated in the completion of 19 gross (0.77 net) wells, resulting in a total of 207 gross (6.28 net) producing wells as of June 30, 2014, representing an increase of 123%, on a net well basis, compared to the second quarter of 2013;
•	As of June 30, 2014, the Company was participating in an additional 47 gross (1.64 net) wells that were preparing to drill, drilling, awaiting completion or completing.

Management Comment

“The second quarter of 2014 was our strongest in the history of the Company. Our disciplined focus on identifying and developing acreage in the core of the Williston Basin resulted in robust production growth, particularly from our Stockyard Creek prospect,” commented Black Ridge’s Chief Executive Officer Ken DeCubellis. “Across the basin, we see operating partners hone in on best practices for completion design, leading to stronger well economics. As we look to the remainder of 2014 and into 2015, we are excited about the quality of wells in our development pipeline, highlighted by a five gross (0.63 net) well Mandaree prospect in the prolific Antelope area of McKenzie County that we expect to begin producing in the fourth quarter of 2014.”

1

Second Quarter 2014 Operating and Financial Results

The following table presents selected operating and financial data for the periods indicated.

	Three Months Ended
	June 30,
	2014	2013	% Change
Net Production:
Oil (Bbl)	58,812	23,663	149
Natural Gas (Mcf)	37,482	12,465	201
Barrel of Oil Equivalent (Boe)	65,059	25,741	153
Average Daily Production (Boe/d)	715	283	153

Average Sales Prices:
Oil (per Bbl)	$91.27	$88.02	4
Effect of oil hedges on average price (per Bbl)	$(4.47)	$–
Oil net of hedging (per Bbl)	$86.80	$88.02	(1)
Natural Gas (per Mcf)	$4.97	$5.48	(9)
Effect of natural gas hedges on average price (per Mcf)	$–	$–
Natural gas net of hedging (per Mcf)	$4.97	$5.48	(9)

Per Boe including settled derivatives	$81.33	$83.56	(3)

Operating Expenses (per Boe):
Production Expenses	$9.15	$10.47	(13)
Production Taxes	$9.09	$9.03	1
G&A Expense	$9.75	$22.08	(57)
Depletion, Depreciation, Amortization and Accretion	$32.97	$34.04	(3)

Second Quarter 2014 Operational Results

Production for the second quarter of 2014 totaled 65.1 thousand barrels of oil equivalent (“MBoe”), averaging a record 715 Boe/d, representing 153% growth over the second quarter of 2013 and 36% growth over the first quarter of 2014 on a Boe/d basis.

Throughout the second quarter of 2014, the Company participated in the completion of 19 gross (0.77 net) wells compared to 8 gross (0.23 net) wells in the second quarter of 2013. Well additions were driven by development in the Stockyard Creek prospect.

As of June 30, 2014, the Company had participated in a total of 207 gross (6.28 net) producing wells compared to 81 gross (2.82 net) wells in the second quarter of 2013, representing an increase of 123% on a net well basis.

In addition to the 6.28 net producing wells, the Company owned working interests in 47 gross (1.64 net) wells that were preparing to drill, drilling, awaiting completion, or completing as of June 30, 2014.

The Company controlled approximately 10,000 net mineral acres prospective for the Bakken and Three Forks formations in North Dakota and eastern Montana as of June 30, 2014.

2

Second Quarter 2014 Financial Results

Oil and gas sales, which exclude the effect of derivatives, totaled $5.6 million for the second quarter of 2014, representing 158% growth over the second quarter of 2013 and 38% growth over the first quarter of 2014. The increase over the second quarter of 2013 was driven primarily by the 153% growth in production.

For the second quarter of 2014, the Company realized a loss on settled derivatives of $0.3 million. The company realized a non-cash mark-to-market loss on unsettled derivatives of $0.9 million. The Company had no derivatives in place for the second quarter of 2013.

For the second quarter of 2014, the Company’s realized oil price was $91.27 per barrel of oil before the effect of settled derivatives. The Company’s realized price was 11% per barrel below the NYMEX WTI benchmark in the second quarter of 2014. For the second quarter of 2014, the Company’s realized price for natural gas, including natural gas liquids, was $4.97 per MCF, a 9% decrease compared to $5.48 per MCF in the second quarter of 2013. The realized price on a per BOE basis, including settled derivatives, was $81.33, a decrease of 3% compared to the second quarter of 2013 and a decrease of 2% compared to the first quarter of 2014.

Production expenses increased to $596 thousand in the second quarter of 2014 compared to $269 thousand in the second quarter of 2013, driven primarily by the Company’s production growth. On a per unit basis, this equated to a 13% decrease in production expenses to $9.15/Boe in the second quarter of 2014 from $10.47/Boe in the second quarter of 2013.

Production taxes increased to $592 thousand in the second quarter of 2014 from $233 thousand in the second quarter of 2013, driven primarily by increased production. For the second quarter of 2014, production taxes averaged 10.7% of oil and gas sales compared to 10.8% for the second quarter of 2013.

General and administrative (“G&A”) expenses increased to $634 thousand for the second quarter of 2014 from $587 thousand for the second quarter of 2013. On a per Boe basis, G&A expenses averaged $9.75/Boe for the second quarter of 2014, representing a 57% decrease from $22.80/Boe in the second quarter of 2013 and a decrease of 40% from $16.33/Boe in the first quarter of 2014. The decrease in G&A expenses per Boe is due to production gains exceeding increases in G&A expenses.

Depletion, depreciation, amortization, and accretion (“DD&A”) totaled $2.1 million in the second quarter of 2014, an increase of 145% as compared to $0.9 million in the second quarter of 2013. Depletion expense, the largest component of DD&A, was $32.76/Boe in the second quarter of 2014, representing a decrease of 3% as compared to $33.75/Boe in the second quarter of 2013.

Interest expense in the second quarter of 2014 totaled $1.3 million as compared to $0.6 million in the second quarter of 2013, primarily driven by increased borrowings as the Company financed acquisitions and well development.

Income tax benefit in the second quarter of 2014 was $306 thousand, an increase of 229% as compared to $93 thousand in the second quarter of 2013, and an increase of 8% compared to $284 thousand in the first quarter of 2014. The increase was primarily driven by the Company’s loss before provision for income taxes.

The Company reported net loss attributable to common stockholders of $543 thousand, or $(0.01) per basic and diluted common share for the second quarter of 2014 as compared to net loss of $297 thousand, or ($0.01) per basic and diluted common share for the second quarter of 2013.

The Company recorded adjusted EBITDA of $3.6 million in the second quarter of 2014, an increase of 194% compared to adjusted EBITDA of $1.2 million in the second quarter of 2013 and an increase of 52% compared to $2.4 million in the first quarter of 2014. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the reconciliation in this release for additional information about this measure.

3

Liquidity Position

The Company ended the second quarter of 2014 with $44.1 million drawn on its Senior and Subordinate Credit Facilities. As of June 30, 2014, total availability under the two facilities was $55 million. The Company expects a redetermination of the Senior Credit Facility borrowing base in August 2014. The Company expects to fund future development through operating cash flow and additional borrowings from the existing credit facilities.

Well Update

Producing Wells: The following table sets forth Bakken and Three Forks wells in which Black Ridge holds a participating interest that were completed or acquired during the quarter ending June 30, 2014.

Well	Operator	Location	WI(1)
Dorothy 3-27HST	SM Energy	Divide, ND	12.2%
Matilda Bay 2-15H	Slawson	Williams, ND	10.0%
E Rennerfeldt 1-13H	Slawson	Williams, ND	8.2%
E Rennerfeldt 2-13H	Slawson	Williams, ND	8.2%
Inga Federal 41X-29C	XTO	Dunn, ND	7.9%
Inga Federal 41X-29D	XTO	Dunn, ND	7.9%
Inga Federal 41X-29H	XTO	Dunn, ND	7.9%
Vincent Trust 16-21HS	SM Energy	Divide, ND	3.1%
Margaret 5-8 #3TFH-R	Statoil	McKenzie, ND	2.0%
Margaret 5-8 #5TFH	Statoil	McKenzie, ND	2.0%
CCU Burner 41-26MBH	Burlington Resources	Dunn, ND	0.8%
CCU Burner 41-26TFH	Burlington Resources	Dunn, ND	0.8%
CCU Corral Creek 11-28TFH	Burlington Resources	Dunn, ND	0.8%
CCU Four Aces 14-21TFH	Burlington Resources	Dunn, ND	0.8%
CCU North Coast 11-25TFH	Burlington Resources	Dunn, ND	0.8%
CCU Red River 24-9MBH	Burlington Resources	Dunn, ND	0.8%
CCU Red River 34-9MBH	Burlington Resources	Dunn, ND	0.8%
CCU Red River 34-9TFH	Burlington Resources	Dunn, ND	0.8%
CCU William 44-20MBH	Burlington Resources	Dunn, ND	0.8%

(1)	The working interests are based on Black Ridge’s internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

4

“Drilling” Wells: The following table sets forth Bakken and Three Forks wells in which Black Ridge holds a participating interest that are either preparing to drill, drilling, awaiting completion or completing as of June 30, 2014.

Well	Operator	Location	WI(1)
Mandaree 110-05H	EOG	McKenzie, ND	12.5%
Mandaree 134-05H	EOG	McKenzie, ND	12.5%
Mandaree 135-05H	EOG	McKenzie, ND	12.5%
Mandaree 17-05H	EOG	McKenzie, ND	12.5%
Mandaree 28-05H	EOG	McKenzie, ND	12.5%
Bootleg 4-14-15TFH	Slawson	Williams, ND	11.3%
Bootleg 5-14-15TFH	Slawson	Williams, ND	11.3%
Bootleg 6-14-15TFH	Slawson	Williams, ND	11.3%
Bootleg 7-14-15TFH	Slawson	Williams, ND	11.3%
Matilda Bay 1-15H	Slawson	Williams, ND	10.0%
Wallace 1-6H	Continental	Williams, ND	8.5%
Ironbank 4-14-13TFH	Slawson	Williams, ND	5.4%
Ironbank 5-14-13TFH	Slawson	Williams, ND	5.4%
Gladys 1-20H	Continental	Williams, ND	2.0%
CCU Corral Creek 11-28MBH	Burlington Resources	Dunn, ND	0.8%
CCU Corral Creek 21-28TFH	Burlington Resources	Dunn, ND	0.8%
CCU Corral Creek 31-28MBH	Burlington Resources	Dunn, ND	0.8%
CCU Corral Creek 31-28TFH	Burlington Resources	Dunn, ND	0.8%
CCU Four Aces 24-21MBH	Burlington Resources	Dunn, ND	0.8%
CCU Four Aces 24-21TFH	Burlington Resources	Dunn, ND	0.8%
CCU Four Aces 34-21MBH	Burlington Resources	Dunn, ND	0.8%
CCU Four Aces 34-21TFH	Burlington Resources	Dunn, ND	0.8%
CCU Olympian 11-2MBH	Burlington Resources	Dunn, ND	0.8%
CCU Olympian 11-2TFH	Burlington Resources	Dunn, ND	0.8%
CCU Olympian 21-2TFH	Burlington Resources	Dunn, ND	0.8%
CCU Olympian 44-35MBH	Burlington Resources	Dunn, ND	0.8%
CCU Olympian 44-35TFH	Burlington Resources	Dunn, ND	0.8%
CCU Powell 41-29MBH	Burlington Resources	Dunn, ND	0.8%
CCU Powell 41-29TFH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 1-8-7TFH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 2-8-7MBH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 3-8-7MBH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 3-8-7TFH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 5-8-7MBH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 5-8-7TFH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 6-8-7MBH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 7-8-7MBH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 7-8-7TFH	Burlington Resources	Dunn, ND	0.8%
CCU Pullman 8-8-7TFH	Burlington Resources	Dunn, ND	0.8%
Jersey 23-6H1	Continental	Mountrail, ND	0.8%
Jersey 24-6H3	Continental	Mountrail, ND	0.8%
Jersey 25-6H	Continental	Mountrail, ND	0.8%
Jersey 26-6H2	Continental	Mountrail, ND	0.8%
Jersey 27-6H1	Continental	Mountrail, ND	0.8%
Jersey 28-6H3	Continental	Mountrail, ND	0.8%
Jersey 29-6XH	Continental	Mountrail, ND	0.8%
Bock Federal 44-7PH	Whiting	Stark, ND	0.6%

(1)	The working interests are based on Black Ridge’s internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

5

Non-GAAP Financial Measures

In addition to reporting net income (loss) as defined under GAAP, we also present Adjusted Net Income (Loss) and Adjusted EBITDA. We define Adjusted Net Income (Loss) as net income, excluding net losses on the mark-to-market of derivatives, net of tax. We define Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) accretion of abandonment liability, (v) losses on the mark-to-market of derivatives, and (vi) non-cash expenses relating to share based payments recognized under ASC Topic 718. We believe the use of non-GAAP financial measures provides useful information to investors regarding our current financial performance; however, Adjusted Net Income (Loss) and Adjusted EBITDA do not represent, and should not be considered alternatives to GAAP measurements. We believe these measures are useful in evaluating our fundamental core operating performance. Specifically, we believe the non-GAAP Adjusted Net Income (Loss) and Adjusted EBITDA results provide useful information to both management and investors by excluding certain income and expenses that our management believes are not indicative of our core operating results. Although we use Adjusted Net Income (Loss) and Adjusted EBITDA to manage our business, including the preparation of our annual operating budget and financial projections, we believe that non-GAAP financial measures have limitations and do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. A reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to Net Income, GAAP, is included below:

BLACK RIDGE OIL & GAS, INC.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Income (Loss)	$(543,360)	$(297,300)	$(924,920)	$16,513
Add back:
Loss on mark-to-market of derivatives, net of tax (a)	555,124	–	690,159	–
Adjusted Net Income (Loss)	$11,764	$(297,300)	$(234,761)	$16,513

Weighted average common shares outstanding - basic	47,979,990	47,979,990	47,979,990	47,979,990
Weighted average common shares outstanding - fully diluted	47,979,990	47,979,990	47,979,990	48,540,032

Net income (loss) per common share - basic	$(0.01)	$(0.01)	$(0.02)	$0.00
Subtract:
Change due to loss on mark-to- market of derivatives, net of tax	0.01	–	0.01	–
Adjusted Net Income (loss) per common share - basic	$0.00	$(0.01)	$(0.01)	$0.00

Net income (loss) per common share - fully diluted	(0.01)	(0.01)	(0.02)	$0.00
Subtract:
Change due to loss on mark-to- market of derivatives, net of tax	0.01	–	0.01	–
Adjusted Net Income (Loss) per common share - fully diluted	$0.00	$(0.01)	$(0.01)	$0.00

(a)Adjusted to reflect tax expense, computed based on our effective tax rate of approximately 37%, of $326,000 and $405,000 for the three and six months ended June 30, 2014, respectively.

6

BLACK RIDGE OIL & GAS, INC.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Income (loss)	$(543,360)	$(297,300)	$(924,920)	$16,513
Add Back:
Interest Expense, net, excluding amortization of warrant based financing costs	1,136,603	520,284	2,065,981	743,056
Income Tax Provision	(305,715)	(92,913)	(589,738)	(526,701)
Depreciation, Depletion, and Amortization	2,139,733	874,474	3,734,590	1,580,010
Accretion of Abandonment Liability	5,148	1,811	9,653	2,963
Share Based Compensation	301,241	223,145	599,003	395,598
Loss on mark-to market of derivatives	881,124	–	1,095,159	–

Adjusted EBITDA	$3,614,774	$1,229,501	$5,989,728	$2,211,439

Financial and Statistical Data Tables

Following are the financial highlights for the comparative three and six month period ended June 30, 2014 and 2013. The following information is based on GAAP reported earnings, with additional required disclosures included in the Company's Form 10-Q:

7

BLACK RIDGE OIL & GAS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$84,415	$1,150,347
Accounts receivable	4,740,795	1,905,467
Advances to operators	2,560,046	1,214,662
Prepaid expenses	41,954	26,142
Total current assets	7,427,210	4,296,618

Property and equipment:
Oil and natural gas properties, full cost method of accounting:
Proved properties	91,749,159	79,361,432
Unproved properties	2,855,106	2,798,795
Other property and equipment	126,613	115,482
Total property and equipment	94,730,878	82,275,709
Less, accumulated depreciation, amortization, depletion and allowance for impairment	(13,248,024)	(9,513,434)
Total property and equipment, net	81,482,854	72,762,275

Debt issuance costs, net	682,358	772,883

Total assets	$89,592,422	$77,831,776

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,543,446	$8,453,709
Accrued expenses	62,853	4,813
Current portion of derivative instruments	940,926	139,065
Total current liabilities	9,547,225	8,597,587

Derivative instruments	367,909	74,611
Asset retirement obligations	211,030	160,665
Revolving credit facilities and long term debt, net of discounts of $2,475,252 and $2,645,582, respectively	42,249,343	30,556,301
Deferred tax liability	3,444,107	4,033,845

Total liabilities	55,819,614	43,423,009

Commitments and contingencies (See note 15)	–	–

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized, 47,979,990 shares issued and outstanding	47,980	47,980
Additional paid-in capital	33,361,756	33,072,795
Retained earnings	363,072	1,287,992
Total stockholders' equity	33,772,808	34,408,767

Total liabilities and stockholders' equity	$89,592,422	$77,831,776

8

BLACK RIDGE OIL & GAS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013

Oil and gas sales	$5,553,997	$2,151,001	$9,584,417	$4,062,300
Loss on settled derivatives	(262,719)	–	(378,882)	–
Loss on the mark-to-market of derivatives	(881,124)	–	(1,095,159)	–
Total revenues	4,410,154	2,151,001	8,110,376	4,062,300

Operating expenses:
Production expenses	595,591	269,461	1,103,054	538,267
Production taxes	591,525	232,528	996,832	451,870
General and administrative	634,109	586,860	1,404,882	1,190,438
Depletion of oil and gas properties	2,131,545	868,663	3,718,477	1,568,388
Accretion of discount on asset retirement obligations	5,148	1,811	9,653	2,963
Depreciation and amortization	8,188	5,811	16,113	11,622
Total operating expenses	3,966,106	1,965,134	7,249,011	3,763,548

Net operating income (loss)	444,048	185,867	861,365	298,752

Other income (expense):
Interest income	–	73	–	193
Interest (expense)	(1,293,123)	(576,153)	(2,376,023)	(809,133)
Total other income (expense)	(1,293,123)	(576,080)	(2,376,023)	(808,940)

Loss before provision for income taxes	(849,075)	(390,213)	(1,514,658)	(510,188)

Provision for income taxes	305,715	92,913	589,738	526,701

Net income (loss)	$(543,360)	$(297,300)	$(924,920)	$16,513

Weighted average common shares outstanding - basic	47,979,990	47,979,990	47,979,990	47,979,990
Weighted average common shares outstanding - fully diluted	47,979,990	47,979,990	47,979,990	48,540,032

Net income (loss) per common share - basic	$(0.01)	$(0.01)	$(0.02)	$0.00
Net income (loss) per common share - fully diluted	$(0.01)	$(0.01)	$(0.02)	$0.00

9

BLACK RIDGE OIL & GAS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months
	Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(924,920)	$16,513
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion of oil and gas properties	3,718,477	1,568,388
Depreciation and amortization	16,113	11,622
Amortization of debt issuance costs	145,307	399,654
Accretion of discount on asset retirement obligations	9,653	2,963
Loss on the mark-to-market of derivatives	1,095,159	–
Accrued payment in kind interest applied to long term debt	472,712	–
Amortization of original issue discount on debt	60,288	–
Amortization of debt discounts, warrants	310,042	–
Common stock warrants granted as financing costs	–	65,884
Common stock options issued to employees and directors	288,961	329,714
Deferred income taxes	(589,738)	(526,701)
Decrease (increase) in current assets:
Accounts receivable	(2,835,328)	(911,092)
Prepaid expenses	(15,812)	17,798
Increase (decrease) in current liabilities:
Accounts payable	203,177	(14,833)
Accrued expenses	58,040	52,517
Net cash provided by operating activities	2,012,131	1,012,427

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale or swap of oil and gas properties	1,360,920	343,486
Purchases of oil and gas properties and development capital expenditures	(11,731,981)	(2,675,398)
Advances to operators	(3,491,089)	(615,370)
Purchases of other property and equipment	(11,131)	–
Net cash used in investing activities	(13,873,281)	(2,947,282)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facilities and long term debt	18,700,000	4,300,000
Repayments on revolving credit facilities	(7,850,000)	(2,185,006)
Debt issuance costs	(54,782)	(25,000)
Net cash provided by financing activities	10,795,218	2,089,994

NET CHANGE IN CASH	(1,065,932)	155,139
CASH AT BEGINNING OF PERIOD	1,150,347	1,417,340
CASH AT END OF PERIOD	$84,415	$1,572,479

SUPPLEMENTAL INFORMATION:
Interest paid	$1,457,540	$275,920
Income taxes paid	$–	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Net change in accounts payable for purchase of oil and gas properties	$(98,778)	$2,198,196
Advances to operators received in swap for oil and gas properties	$–	$(1,200,000)
Advances to operators applied to development of oil and gas properties	$2,131,043	$1,592,306
Capitalized asset retirement costs, net of revision in estimate	$40,712	$2,494

10

Cautionary Statement as to Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Black Ridge Oil & Gas current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

Upcoming Conference Presentation Schedule

Black Ridge Oil & Gas plans to present at the following energy conferences and investor events:

EnerCom’s The Oil & Gas Conference® 19

August 19, 2014 at 2:20 PM MDT / 3:20 PM CDT

Denver, CO

Following the presentation, a webcast will be available on the Company’s website at www.blackridgeoil.com or at http://www.oilandgas360.com/togc-webcast/anfc/.

IPAA OGIS

September 22, 2014 at 3:10 PM PDT / 5:10 PM CDT

San Francisco, CA

About Black Ridge Oil & Gas

Black Ridge Oil & Gas is a growth-oriented oil and gas exploration and production company based in Minnetonka, Minnesota. Black Ridge's focus is exclusive to the Williston Basin Bakken and Three Forks trend in North Dakota and Montana. Black Ridge Oil & Gas controls approximately 10,000 net acres prospective for Bakken and/or Three Forks development. For additional information, visit the Company's website at www.blackridgeoil.com.

To receive timely information on Black Ridge Oil & Gas when it hits the newswire, sign up for Black Ridge's email news alert system today at http://ir.stockpr.com/blackridgeoil/email-alerts.

Contact:

Brenda Blume

Director of Investor and Public Relations

952-582-4303

brenda.blume@blackridgeoil.com

Ken DeCubellis

Chief Executive Officer

952-426-1241

ken.decubellis@blackridgeoil.com

Source: Black Ridge Oil & Gas, Inc.

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